INSTITUTIONAL
SHARES EXHIBIT
TO
MULTIPLE CLASS
PLAN
(REVISED 6/1/15)

1.	SEPARATE
ARRANGEMENT AND
EXPENSE
ALLOCATION

For purposes of Rule 18f-
3 under the Act, the basic
distribution and
shareholder servicing
arrangement of the
Institutional Shares will
consist of

(i)
with respect
to money
market
funds, sales
and
shareholder
servicing by
financial
intermediarie
s; and


(i
i)
with respect
to fluctuating
NAV funds,
sales and
shareholder
servicing by
financial
intermediarie
s to the
following
categories of
investors
(?Eligible
Investors?);

*
An
investor
participati
ng in a
wrap
program or
other fee-
based
program
sponsored
by a
financial
intermedia
ry;
*
An
investor
participati
ng in a no-
load
network or
platform
sponsored
by a
financial
intermedia
ry where
Federated
has
entered
into an
agreement
with the
intermedia
ry;
*
A
trustee/dir
ector,
employee
or former
employee
of the
Fund, the
Adviser,
the
Distributor
and their
affiliates;
an
immediate
family
member of
these
individuals
, or a trust,
pension or
profit-
sharing
plan for
these
individuals
;
*
An
employer-
sponsored
retirement
plan;
*
A trust
institution
investing
on behalf
of its trust
customers;
*
A
Federated
Fund;
*
An
investor,
other than
a natural
person,
purchasing
Shares
directly
from the
Fund;
*
An
investor
(including
a natural
person)
who
owned
Shares as
of
December
31, 2008;
*
Without
regard to
the initial
investment
minimum,
an investor
who
acquired
Institution
al Shares
pursuant to
the terms
of an
agreement
and plan
of
reorganiza
tion which
permits the
investor to
acquire
such
Shares;
and
*
Without
regard to
the initial
investment
minimum,
in
connection
with an
acquisition
of an
investment
manageme
nt or
advisory
business,
or related
investment
services,
products
or assets,
by
Federated
or its
investment
advisory
subsidiarie
s, an
investor
(including
a natural
person)
who (1)
becomes a
client of
an
investment
advisory
subsidiary
of
Federated
or (2) is a
shareholde
r or
interest
holder of a
pooled
investment
vehicle or
product
that
becomes
advised or
subadvised
by a
Federated
investment
advisory
subsidiary
as a result
of such an
acquisition
other than
as a result
of a fund
reorganiza
tion
transaction
pursuant to
an
agreement
and plan
of
reorganiza
tion.



The principal
underwriter and
financial
intermediaries
may receive
payments for
distribution
and/or
administrative
services under a
Rule 12b-1 Plan
and financial
intermediaries
may also receive
shareholder
service fees for
services
provided.  In
connection with
this basic
arrangement,
Institutional
Shares will bear
the following
fees and
expenses:

Fees and
Expenses
Maximum
Amount
Allocated
Institutio
nal Shares
Sales
Load
None
Contingen
t Deferred
Sales
Charge
("CDSC")

None
Sharehold
er Service
Fee
As set
forth in the
attached
Schedule
12b-1 Fee
As set
forth in the
attached
Schedule
Other
Expenses
Itemized
expenses
incurred
by the
Fund with
respect to
holders of
Institution
al Shares
as
described
in Section
3 of the
Plan

2.	CONVERSION
AND EXCHANGE
PRIVILEGES

For purposes of
Rule 18f-3,
Institutional
Shares have the
following
conversion rights
and exchange
privileges at the
election of the
shareholder:

Conversio
n Rights:
None
Exchange
Privilege:
Institution
al Shares
may be
exchanged
for
Institution
al Shares
of any
other
Federated
fund or
share class
that does
not have a
stated sales
charge or
contingent
deferred
sales
charge,
except
Class A
Shares of
Federated
Liberty
U.S.
Governme
nt Money
Market
Trust and
Class R
Shares.

In any exchange, the
shareholder shall receive
shares having the same
aggregate net asset value
as the shares surrendered,
unless Class A Shares or
Class F Shares which are
subject to a CDSC are
being exchanged, in
which case the CDSC fee
will be imposed as if the
Class A Shares or Class F
Shares had been
redeemed.  Exchanges to
any other Class shall be
treated in the same
manner as a redemption
and purchase.

3.	REDEMPTION
FEE.

For purposes of Rule 11a-
3 under the Act, any
redemption fee received
upon the redemption or
exchange of Institutional
Shares will be applied to
fees incurred or amount
expended in connection
with such redemption or
exchange.  The balance of
any redemption fees shall
be paid to the Fund.

A Fund shall waive any
redemption fee with
respect to (i) non-
participant directed
redemptions or exchanges
involving Institutional
Shares held in retirement
plans established under
Section 401(a) or 401(k)
of the Internal Revenue
Code (the ?Code?),
custodial plan accounts
established under Section
493(b)(7) of the Code, or
deferred compensation
plans established under
Section 457 of the Code;
(ii) redemptions or
exchanges involving
Institutional Shares held
in plans administered as
college savings programs
under Section 529 of the
Code; and (iii)
Institutional Shares
redeemed due to the
death of the last surviving
shareholder on the
account.


SCHEDULE OF
FUNDS
OFFERING
INSTITUTIONAL
SHARES

The Funds set
forth on this
Schedule each
offer Institutional
Shares on the
terms set forth in
the Institutional
Shares Exhibit to
the Multiple
Class Plan, in
each case as
indicated below.
The 12b-1 fees
indicated are the
maximum
amounts
authorized based
on the average
daily net asset
value.  Actual
amounts accrued
may be less.

Multiple Class Company
Series
12b-1 Fee
Shareholder
Service Fee
Redemption
Fee




Federated Adjustable Rate Securities Fund
None
0.25%
None




Federated Equity Funds:



Federated Absolute Return Fund
None
None
None
Federated Clover Small Value Fund
None
None
None
Federated Clover Value Fund
None
None
None
Federated Emerging Markets Equity Fund
None
None
None
Federated InterContinental Fund
None
None
None
Federated International Strategic Value Dividend Fund
None
None
None
Federated Kaufmann Large Cap Fund
None
None
None
Federated MDT Mid-Cap Growth Strategies Fund
None
None
None
Federated Managed Risk Fund
None
None
None
Federated Managed Volatility Fund
None
None
None
Federated Prudent Bear Fund
None
None
None
Federated Strategic Value Dividend Fund
None
None
None




Federated Equity Income Fund, Inc.
None
None
None




Federated Fixed Income Securities, Inc.:



Federated Municipal Ultrashort Fund
None
None
None
Federated Strategic Income Fund
None
None
None




Federated GNMA Trust
None
0.25%
None




Federated Global Allocation Fund)
None
None
None




Federated High Yield Trust
None
None
None




Federated Income Securities Trust:



Federated Capital Income Fund
None
None
None
Federated Floating Rate Strategic Income Fund
None
None
None
Federated Unconstrained Bond Fund
None
None
None
Federated Intermediate Corporate Bond Fund
None
0.25%
None
Federated Muni and Stock Advantage Fund
None
None
None
Federated Prudent DollarBear Fund
None
None
None
Federated Real Return Bond Fund
None
0.25%
None
Federated Short-Term Income Fund
None
0.25%
None





Multiple Class Company
Series
12b-1 Fee
Shareholder
Service Fee
Redemption
Fee




Federated Income Trust
None
0.25%
None




Federated Index Trust:



Federated Max-Cap Index Fund
None
0.25%
None
Federated Mid-Cap Index Fund
None
None
None




Federated Institutional Trust:



Federated Government Ultrashort Duration Fund
None
None
None
Federated Short-Intermediate Total Return Bond Fund)
None
None
None




Federated Investment Series Fund, Inc.



Federated Bond Fund
None
None
None




Federated MDT Series:



Federated MDT All Cap Core Fund
None
None
None
Federated MDT Balanced Fund
None
None
None
Federated MDT Large Cap Growth Fund
None
None
None
Federated MDT Small Cap Core Fund
None
None
None
Federated MDT Small Cap Growth Fund
None
None
None




Federated MDT Stock Trust
None
0.25%
None




Federated Municipal Securities Income Trust



Federated Municipal High Yield Advantage Fund
None
None
None




Federated Short-Intermediate Duration Municipal Trust
None
0.25%
None




Federated Total Return Government Bond Fund
None
None
None




Federated Total Return Series, Inc.:



Federated Mortgage Fund
None
0.25%
None
Federated Total Return Bond Fund
None
None
None
Federated Ultrashort Bond Fund
None
0.25%
None




Federated U.S. Government Securities Fund:  1-3 Years
None
0.25%
None




Federated U.S. Government Securities Fund:  2-5 Years
None
0.25%
None





?

Multiple Class Company
Series
12b-1 Fee
Shareholder
Service Fee
Redemption
Fee




Federated World Investment Series, Inc.



Federated Emerging Market Debt Fund
None
None
None
Federated International Leaders Fund
None
None
None
Federated International Small-Mid Company Fund
None
None
2% on shares
redeemed or
exchanged within
90 days of
purchase




Intermediate Municipal Trust:



Federated Intermediate Municipal Trust
None
0.25%
None




Money Market Obligations Trust:



Federated California Municipal Cash Trust
None
0.25%
None
Federated Florida Municipal Cash Trust
0.25%
0.25%
None
Federated Government Obligations Fund
None
0.25%
None
Federated Government Obligations Tax-Managed Fund
None
0.25%
None
Federated Michigan Municipal Cash Trust
None
0.25%
None
Federated Minnesota Municipal Cash Trust
None
0.25%
None
Federated Money Market Management
None
0.25%
None
Federated Municipal Obligations Fund
None
0.25%
None
Federated New Jersey Municipal Cash Trust
None
0.25%
None
Federated New York Municipal Cash Trust
None
0.25%
None
Federated Ohio Municipal Cash Trust
None
0.25%
None
Federated Pennsylvania Municipal Cash Trust
None
0.25%
None
Federated Prime Cash Obligations Fund
None
0.25%
None
Federated Prime Obligations Fund
None
0.25%
None
Federated Prime Value Obligations Fund
None
0.25%
None
Federated Tax-Free Obligations Fund
None
0.25%
None
Federated Treasury Obligations Fund
None
0.25%
None
Federated Trust for U.S. Treasury Obligations
None
None
None
Federated U.S. Treasury Cash Reserves
None
0.25%
None
Federated Virginia Municipal Cash Trust
None
0.25%
None